Exhibit 32.2

CERTIFICATION OF
CHIEF FINANCIAL OFFICER
OF GROUP 1 AUTOMOTIVE, INC.
PURSUANT TO 18 U.S.C. § 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q for the period ended September 30, 2013 filed with the Securities and Exchange Commission on the date hereof (“Report”), I, John C. Rickel, Chief Financial Officer of Group 1 Automotive, Inc. (“Company”), hereby certify that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ John C. Rickel
John C. Rickel
Chief Financial Officer
Date: October 31, 2013